Exhibit 99.2

Ernst & Young Ltd

Maagplatz 1

CH-8010 Zurich

Phone         +41 58 286 31 11

Fax             +41 58 286 30 04

www.ey.com/ch

To the Annual General Meeting of

Weatherford International Ltd., Zug

Zurich, March 15, 2012

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the financial statements of Weatherford International Ltd., which comprise the balance sheet, statement of income and notes (pages SR-3 to SR-20), for the year ended December 31, 2011.

Board of Directors’ responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free of material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss law and Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements for the year ended December 31, 2011 comply with Swiss law and the company’s articles of incorporation.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Robin Errico	/s/ Jolanda Dolente
Licensed audit expert	Licensed audit expert
(Auditor in charge)

Statutory Financial Statements

Weatherford International, Ltd.

For the fiscal year ended December 31, 2011

WEATHERFORD INTERNATIONAL, LTD.

BALANCE SHEET

	December 31,
	2011	2010
	(In CHF thousands)
ASSETS
Current Assets:
Cash and Cash Equivalents	290	116
Other Current Assets	2,490	9,606

Total Current Assets	2,780	9,722

Leasehold Improvements and Other	8,358	1,463
Intangible Assets	2,796	6,179
Due From Affiliates	14,724	16,101
Investment in Affiliates	8,697,546	8,627,348
Other Assets	7,484	—

Total Assets	8,733,688	8,660,813

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	1,088	827
Accrued Expenses	6,975	19,542

Total Current Liabilities	8,063	20,369

Due to Affiliates	272,858	196,436
Other Liabilities	—	5,572
Deferred Foreign Currency Gains	15,039	13,750

Total Long-Term Liabilities	287,897	215,758

Shareholders’ Equity:
Share Capital	887,137	879,798
Legal Reserves:
General Legal Reserves from Capital Contribution	7,205,125	7,124,852
Reserve for Treasury Shares from Capital Contribution	63,910	47,099
Free Reserves from Capital Contribution	475,000	475,000
Retained Earnings	(193,444)	(102,063)

Total Shareholders’ Equity	8,437,728	8,424,686

Total Liabilities and Shareholders’ Equity	8,733,688	8,660,813

The accompanying notes are an integral part of these statutory financial statements

WEATHERFORD INTERNATIONAL, LTD.

STATEMENT OF INCOME

	Year Ended December 31,
	2011	2010
	(In CHF thousands)
Income	—	—

Cost and Expenses:
General and Administrative Expenses	32,122	48,197
Management Fee	54,277	26,844
Foreign Exchange (Gain)/Loss	4,982	(7,714)

	91,381	67,327

Loss Before Income Taxes	(91,381)	(67,327)

Net Loss	(91,381)	(67,327)

Weatherford International, Ltd.

Notes to Statutory Financial Statements

1. General

Weatherford International Ltd. (“Weatherford,” the “Company,” “we,” “us,” and “our”) is the ultimate parent company of the Weatherford group of affiliates (“Weatherford Group”). The statutory financial statements of the Company have been prepared in accordance with the requirements of the Swiss law for companies, the Code of Obligations (“CO”). The Company is listed on the Swiss stock exchange (“SIX”), the New York Stock Exchange (“NYSE”) and on the French stock exchange (“Euronext”) and is registered with the commercial register in the canton of Zug, Switzerland.

2. Summary of Significant Accounting Policies

Exchange Rate Difference

The Company keeps its accounting records in U.S. Dollars (USD) and translates them into Swiss Francs (CHF) for statutory reporting purposes. Assets and liabilities dominated in foreign currencies are translated into CHF using the year-end rates of exchange, except investments in affiliates and the Company’s equity (other than current-year transactions), which are translated at historical rates. Income statement transactions are translated into CHF at the average monthly rate. Exchange differences arising from business transactions are recorded in the income statement, except for net unrealized gains, which are deferred in accordance to Swiss law.

Financial Assets

Investments in affiliates are valued at acquisition cost less adjustments for impairment of value.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

3. Investment in Affiliates

The Company’s principal investments in affiliates include:

Name of Legal Entity	Domicile	Equity Interest
Weatherford International de Argentina SA.	Argentina	100%
PD International Leasing Inc.	Barbados	100%
Key International Drilling Company Limited	Bermuda	100%
Weatherford Bermuda Holdings Ltd.	Bermuda	100%
Weatherford International Limited	Bermuda	100%
Weatherford Services, Ltd.	Bermuda	100%
Weatherford Industria e Comerico Ltda.	Brazil	100%
Weatherford Colombia Ltd.	British Virgin Islands	100%
Weatherford Drilling International (BVI) Ltd.	British Virgin Islands	100%
Weatherford Holdings (BVI) Ltd.	British Virgin Islands	100%
Weatherford Oil Tool Middle East Limited	British Virgin Islands	100%
Weatherford Canada Partnership	Canada	100%
Weatherford (China) Energy Services Co., Ltd.	China	100%
Weatherford Global Products Limited	Cyprus	100%
Weatherford Oil Tool GmbH	Germany	100%
Weatherford European Holdings (Luxembourg) S.a.r.l	Luxembourg	100%
Weatherford Luxembourg S.a.r.l.	Luxembourg	100%
PD Oilfield Services Mexicana, S. de R.L. de C.V.	Mexico	100%
Weatherford de Mexico, S. de R.L. de C.V.	Mexico	100%
Chernogornefteservice, LLC (1)	Russia	100%
KUIK Nizhnevartovsk LLC (1)	Russia	100%
KUIK Nyagan, LLC (1)	Russia	100%
KUIK Orenburg, LLC (1)	Russia	100%
Nizhnevartovskburneft, CJSC (1)	Russia	100%
NPRS-1, LLC (1)	Russia	100%
OBSK, LLC (1)	Russia	100%
Orenburgburneft, CJSC (1)	Russia	100%
STU, LLC (1)	Russia	100%
UKRS, LLC (1)	Russia	100%
Weatherford LLC	Russia	100%
Weatherford Asia Pacific Pte. Ltd .	Singapore	100%
Weatherford Holdings (Singapore) Pte. Ltd.	Singapore	100%
Weatherford Switzerland Trading and Development GmbH (1)	Switzerland	100%
Weatherford Worldwide Holdings GmbH (1)	Switzerland	100%
Weatherford U.K. Limited	U.K.	100%
Precision Energy Services, Inc.	U.S.	100%
Precision Oilfield Services, LLP	U.S.	100%
Weatherford Artificial Lift Systems, Inc.	U.S.	100%
Weatherford International, Inc.	U.S.	100%
Weatherford U.S. Holdings, L.L.C.	U.S.	100%
WEUS Holding, Inc.	U.S.	100%
EVI de Venezuela, S.A	Venezuela	100%
Precision Drilling de Venezuela, C.A.	Venezuela	100%
Weatherford Latin America, S.A.	Venezuela	100%

(1)	Directly owned by Weatherford International Ltd.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

4. Intangible Assets

The Company entered into an agreement with a service provider during 2009 to provide certain administrative support. In connection with this agreement, the Company was granted a license to certain intellectual property of the service provider. The Company paid CHF 8 million to the service provider for this license. During the first quarter of 2011, a portion of this contract was terminated resulting in a CHF 3 million write-down of intangibles. The remaining prepaid license will continue to be amortized over the life of the contract, which is eight years. As of December 31, 2011, the net book value of the intangibles recognized by the Company was CHF 3 million.

5. Shareholders’ Equity

	Shares	Share Amount	General Legal Reserves from Capital Contribution	Reserve for Treasury Shares from Capital Contribution (2)	Free Reserve from Capital Contribution	Retained Earnings	Total Shareholders’ Equity
			(In CHF thousands, except share data)
Balance at December 31,2009	758,446,637	879,798	7,646,851	100	—	(34,736)	8,492,013
Net Income	—	—	—	—	—	(67,327)	(67,327)
Transfer of Legal Reserves To Free Reserves	—	—	(475,000)	—	475,000	—	—
Treasury Share Purchases	—	—	(46,999)	46,999	—	—	—

Balance at December 31, 2010	758,446,637	879,798	7,124,852	47,099	475,000	(102,063)	8,424,686
Net Income	—	—	—	—	—	(91,381)	(91,381)
Shares Issued for Business Acquisitions (1)	4,653,679	5,398	60,882	—	—	—	66,280
Warrants Exercised	1,672,906	1,941	36,202	—	—	—	38,143
Treasury Share Purchases	—	—	(16,811)	16,811	—	—	—

Balance at December 31, 2011	764,773,222	887,137	7,205,125	63,910	475,000	(193,444)	8,437,728

(1)	See Note 6 and Note 13 regarding shares issued for acquisitions in 2011.
(2)	The reserve for treasury shares represents the cost of treasury shares held indirectly by Weatherford Bermuda Holdings Limited (“WBHL”) on behalf of the Company. During 2011, we purchased 885 thousand treasury shares in connection with share-based compensation valued at CHF 17 million. During 2010, we purchased 1,030 thousand treasury shares in connection with share-based compensation valued at CHF 47 million. See Note 6 – Treasury Shares.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

Authorized share capital

At the annual general meeting on May 5, 2010, our shareholders approved an authorized share capital in the amount of CHF 439,899,049, authorizing the issuance of a maximum of 379,223,318 fully paid-in shares with a par value of CHF 1.16 each, which expires on June 23, 2012.

We acquire businesses we feel are important to our long-term growth strategy. These acquisitions are included on our balance sheet as Investment in Affiliates. During 2011, acquisitions included the issuance of approximately 4.7 million shares valued at CHF 66 million out of authorized share capital. As of December 31, 2011, the Company has 374,569,639 shares authorized expiring on June 23, 2012. There were 379,223,318 shares authorized as of December 31, 2010.

Conditional share capital

At the annual general meeting on May 5, 2010, our shareholders approved conditional share capital in the amount of CHF 439,899,049, authorizing the issuance of a maximum of 379,223,318 fully paid-in shares with a par value of CHF 1.16 each. As of December 31, 2011, the Company has 377,550,412 conditional shares. There were 379,223,318 conditional shares at December 31, 2010.

At December 31, 2010, our wholly owned subsidiary Weatherford International Ltd, Bermuda had warrants outstanding granting rights to purchase up to 12.9 million of our shares. During March 2011, 4.3 million of these warrants were exercised through net share settlement resulting in the issuance of 1.7 million shares and a corresponding increase in share capital out of conditional share capital. At December 31, 2011, 8.6 million warrants remain outstanding and are exercisable until February 28, 2012. These warrants are subject to adjustment for changes in our capital structure or the issuance of dividends. Future settlements may occur through physical delivery, net share settlement, net cash settlement or a combination of those methods. The net cash settlement option is available at our sole discretion.

6. Treasury Shares

For the period from December 31, 2009 to December 31, 2011, the number of treasury shares held by our subsidiaries and their movements are as follows (in thousands):

Balance as of December 31, 2009	22,259

Shares issued for acquisitions	(1,780)
Equity awards granted, vested, and exercised	(2,109)

Balance as of December 31, 2010	18,370

Shares issued for acquisitions	(3,090)
Equity awards granted, vested, and exercised	(2,738)

Balance as of December 31, 2011	12,542

The treasury shares issued for acquisitions in 2011 and 2010 were valued on the acquisition dates at CHF 51 million and CHF 30 million, respectively. In addition, the proceeds of the treasury share transfers in connection with exercises of options amounted to 3 CHF million and CHF 5 million for the years ended December 31, 2011 and 2010, respectively. The transfer of treasury shares under our restricted share plans was at book value.

Included in the consolidated financial statements as of December 31, 2011 and 2010 are 3.1 million shares, and 4.3 million shares, respectively, for restricted share awards outstanding which have restrictions that have not lapsed. These restricted share awards are excluded from the table above, as they are considered issued shares in accordance with Swiss law.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

7. Significant Shareholders

The tables below show information for each significant shareholder known by us whose participation exceeds 5% of the Company’s shares as of December 31, 2011and 2010, respectively.

For the year ended December 31, 2011:

Name	Number of Shares	Percent of Shares (1)
Invesco Advisors Inc. (2)	42,677,728	5.58%
ClearBridge Advisors, LLC (3)	39,275,629	5.13%

(1)	The percentage indicated is based on the Company’s 764,773,222 issued shares as of December 31, 2011.
(2)	The beneficial owner has sole voting power over 41,675,943 shares and sole dispositive power over all shares.
(3)	The beneficial owner has sole voting power over 34,447,627 shares and sole dispositive power over all shares.

For the year ended December 31, 2010:

Name	Number of Shares	Percent of Shares (4)
ClearBridge Advisors, LLC (5)	41,464,415	5.50%

(4)	The percentage indicated is based on the Company’s 758,446,637 issued shares as of December 31, 2010.
(5)	The beneficial owner has sole voting power over 34,172,730 shares and sole dispositive power over all shares.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

8. Board of Directors Compensation

The following tables set forth the compensation for each of our non-employee directors for the years ended December 31, 2011 and 2010, respectively. Mr. Duroc-Danner was an executive officer and director in 2011 and 2010, and his compensation is included in the Executive Management Compensation footnote. We do not compensate Mr. Duroc-Danner for his service on the Board.

For the year ended December 31, 2011:

Name	Function	Fees Paid In Cash (1)	Share-based Compensation (2)	Total Compensation
		(In CHF thousands)
Robert A. Rayne (3) (5)	Presiding Director and Chairman of the Audit Committee	145	172	317
Samuel W. Bodman III (3) (4)	Chairman of the Compensation Committee	133	172	305
Nicholas F. Brady (5)		97	172	269
David J. Butters (3) (5)	Chairman of the Corporate Governance and Nominating Committee	151	172	323
William E. Macaulay (4)		109	172	281
Robert B. Millard (5)		93	172	265
Robert K. Moses, Jr. (3)(4)		131	172	303
Guillermo Ortiz (3) (4)		143	172	315
Emyr J. Parry (5)		95	172	267

Total		1,097	1,548	2,645

Weatherford International, Ltd.

Notes to Statutory Financial Statements

For the year ended December 31, 2010:

Name	Function	Fees Paid In Cash (1)	Share-based Compensation (2)	Total Compensation
		(In CHF thousands)
David J. Butters (3) (5)	Presiding Director and Chairman of the Corporate Governance and Nominating Committee	191	197	388

Samuel W. Bodman III (3) (4)		94	308	402
Nicholas F. Brady (5)		108	197	305
William E. Macaulay (4)	Chairman of the Compensation Committee	128	197	325

Robert B. Millard (5)		122	197	319
Robert K. Moses, Jr. (3)(4)		164	197	361
Guillermo Ortiz (3)		113	308	421
Emyr J. Parry (5)		72	308	380
Robert A. Rayne (3)(5)	Chairman of the Audit Committee	166	197	363

Total		1,158	2,106	3,264

(1)	Fees paid in Cash represent payments from January 1 to December 31 for retainers and meeting attendance.
(2)	Each non-employee director was awarded 12,000 restricted share units on September 14, 2010 and 2011. In addition, on June 23, 2010, each new non-employee director (Messrs. Bodman, Ortiz and Parr) was awarded 6,766 restricted share units. The value above represents the fair value of each award valued on the date of grant based on the Company’s closing share price on that day.
(3)	Members of the Audit Committee.
(4)	Members of the Compensation Committee.
(5)	Members of the Corporate Governance and Nominating Committee.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

9. Executive Management Compensation

The following table sets forth the compensation awarded to our executive management team for the years ended December 31, 2011 and 2010. Mr. Duroc-Danner was the highest paid executive management team member in 2011 and 2010 and is shown separately in the table below in addition to being included in the total. See Note 10 for a list of executive management team members in 2011 and 2010.

	For the Year Ended December 31, 2011		For The Year Ended December 31, 2010
Type of Compensation	Total for Executive Management Team	Total for Highest Paid Member	Total for Executive Management Team	Total for Highest Paid Member
		(In CHF thousands)
Salary	6,390	1,760	7,336	1,760
Discretionary Bonuses	4,489	1,430	534	—
Share-based Awards (1)	29,923	9,587	15,632	7,049
Benefit Plan/Deferred Compensation Plan Contributions	313	39	343	38
Severance Pay (2)	6,463	—	43,250	—
Other (3)	6,249	1,574	3,223	804

Total	53,827	14,390	70,318	9,651

(1)	Share-based awards were granted to executive management on various days within the year and vest over the next five years. The value above is an accumulation of the grant date fair value of each of those awards. The grant date fair value of each of the awards was based on the Company’s closing stock price on the date of grant or when applicable, a calculated fair value derived using a Monte Carlo valuation model.
(2)	In 2010, four executives left the Company and in 2011, two executives left the Company. The amount above represents their severance benefits in accordance with their employment agreements including the lump sum equivalent of their pension plan benefit, if eligible.
(3)	Other includes car allowance, life insurance premiums, club dues, relocation pay, geographic differential, expatriate benefits, employer healthcare, Medicare and social security costs.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

10. Share Ownership – Board of Directors and Executive Management

The following table shows the amount and nature of shares in the Company as well as conversion and option rights held by each non-employee member of the Board of Directors and any person considered close to each such member as of December 31, 2011 and 2010, respectively.

For the year ended December 31, 2011:

Name and Function	Direct (includes 401(k) Shares Held	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Deferred Compensation Plan Holdings	Total
Samuel W. Bodman III	66,000	18,766	—	—	84,766
Committee Chairman and
Member of the Board

Nicholas F. Brady	884,569	15,067	—	5,679	905,315
Member of the Board

David J. Butters	241,493	15,067	302,400	62,831	621,791
Committee Chairman and Member of the Board

William E. Macaulay	1,021,237	15,067	480,000	10,710	1,527,014
Member of the Board

Robert B. Millard	1,317,763	15,067	240,000	8,798	1,581,628
Member of the Board

Robert K. Moses, Jr.	571,769	15,067	—	11,441	598,277
Member of the Board

Guillermo Ortiz	9,600	18,766	—	—	28,366
Member of the Board

Emyr Jones Parry	11,600	18,766	—	—	30,366
Member of the Board

Robert A. Rayne (1)	165,621	15,067	480,000	21,767	682,455
Presiding Director, Committee Chairman and Member of the Board

(1)	Mr. Rayne serves as Chairman and non-executive director of LMS Capital plc, which beneficially own 2,050,000 shares as of December 31, 2011. Mr. Rayne disclaims beneficial ownership of all of the shares owned beneficially owned by LMS Capital plc.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

For the year ended December 31, 2010

Name and Function	Direct (includes 401(k) Shares Held	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Deferred Compensation Plan Holdings	Total
Samuel W. Bodman III (1) Member of the Board	56,400	18,766	—	—	75,166

Nicholas F. Brady Member of the Board	869,850	20,800	—	5,679	896,329

David J. Butters Presiding Director, Committee Chairman and Member of the Board	226,774	20,800	302,400	62,831	612,805

William E. Macaulay Committee Chairman and Member of the Board	761,518	20,800	854,528	10,710	1,647,556

Robert B. Millard Member of the Board	1,303,044	20,800	240,000	8,798	1,572,642

Robert K. Moses, Jr. Member of the Board	557,050	20,800	—	11,441	589,291

Guillermo Ortiz (1) Member of the Board	—	18,766	—	—	18,766

Emyr Jones Parry(1) Member of the Board	2,000	18,766	—	—	20,766

Robert A. Rayne (2) Committee Chairman and Member of the Board	150,902	20,800	480,000	21,767	673,469

(1)	Messrs. Bodman, Ortiz and Parry became members of the Board in 2010.
(2)	Mr. Rayne serves as Chairman and non-executive director of LMS Capital plc, which beneficially own 2,050,000 shares as of December 31, 2010. Mr. Rayne disclaims beneficial ownership of all of the shares owned beneficially owned by LMS Capital plc.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

The following table shows the amount and nature of shares in the Company, as well as conversion and option rights, held by each member of Executive Management and any person considered close to each such member.

For the year ended December 31, 2011:

Name and Function	Direct (includes 401(k) Shares Held	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Unexercisable Options and Performance Units	Deferred Compensation Plan Holdings	Total
Bernard J. Duroc-Danner Chairman of the Board President and Chief Executive Officer	1,855,977	132,490	6,595,861	663,784	386,292	9,634,404

Andrew P. Becnel Senior Vice President and Chief Financial Officer	389,819	87,709	1,083,199	149,060	45,421	1,755,208

John H. Briscoe Vice President and Chief Accounting Officer	—	62,228	—	71,994	—	134,222

Peter T. Fontana Senior Vice President and Chief Operating Officer	224,385	123,064	—	113,064	5,478	465,991

Nicholas W. Gee Senior Vice President Formation, Evaluation and Well Construction	10,652	56,961	—	75,132	—	142,745

Joseph C. Henry Vice President, Co-General Counsel and Corporate Secretary	75,727	58,495	38,000	57,727	16,772	246,721

James M. Hudgins Vice President—Tax	91,262	25,164	—	42,610	49,302	208,338

William B. Jacobson Vice President, Co-General Counsel and Chief Compliance Officer	47,207	92,331	—	67,543	—	207,081

Darmesh Mehta Senior Vice President – Completion and Production	88,993	35,333	—	—	3,370	127,696

Weatherford International, Ltd.

Notes to Statutory Financial Statements

For the year ended December 31, 2010:

Name and Function	Direct (includes 401(k) Shares Held	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Unexercisable Options and Performance Units	Deferred Compensation Plan Holdings	Total
Bernard J. Duroc-Danner Chairman of the Board President and Chief Executive Officer	1,582,871	516,450	6,259,211	866,685	386,292	9,611,509

Andrew P. Becnel Senior Vice President and Chief Financial Officer	292,982	177,383	1,083,199	147,232	45,421	1,746,217

Peter T. Fontana Senior Vice President and Chief Operating Officer	162,614	60,000	—	—	5,478	228,092

Nicholas W. Gee Vice President—Completion And Production	1,711	28,615	—	58,893	—	89,219

Joseph C. Henry Vice President and Co-General Counsel	52,980	56,986	38,000	44,170	16,772	208,908

Carel W. J. Hoyer Senior Vice President – Well Construction and Reservoir Evaluation	96,500	70,500	—	103,062	15,252	285,314

James M. Hudgins Vice President—Tax	75,424	29,667	—	44,170	49,302	198,563

William B. Jacobson Vice President, Co-General Counsel and Chief Compliance Officer	26,309	85,413	—	58,893	—	170,615

Weatherford International, Ltd.

Notes to Statutory Financial Statements

11. Risk Assessment Disclosure

Weatherford International Ltd., as the ultimate parent company of the Weatherford Group, is fully integrated into the Company-wide internal risk assessment process.

The Company-wide internal risk assessment process consists of regular reporting to the Board of Directors on identified risks and management’s reaction to them. The procedures and actions to identify the risks, and where appropriate remediate, are performed by specific corporate functions (e.g. Treasury, Legal, Internal Audit, Engineering and Operations) as well as by the business units of the Company.

These functions and business units have the responsibility to support and monitor the Company-wide procedures and processes to ensure their effective operation.

12. Guarantees, Commitments, Disputes and Litigation

Weatherford International Ltd., as the ultimate parent company of the Weatherford Group, guarantees the obligations of Weatherford International Ltd., a Bermuda exempt company and Weatherford International, Inc., a Delaware Corporation. The guaranteed debt includes certain short-term commercial paper, notes, revolving credit facilities, and debentures totaling approximately CHF 7.1 billion or USD 7.6 billion and CHF 6.4 billion or USD 6.8 billion at December 31, 2011 and 2010, respectively. Footnotes 8 and 9 in the Company’s consolidated financial statements contain more detailed information on the underlying debt guaranteed by the Company.

U.S. Government and Internal Investigations

The U.S. Securities and Exchange Commission (“SEC”) is investigating the circumstances surrounding the material weakness in the Company’s internal controls over financial reporting for income taxes that was disclosed on SEC Forms 8-K on March 1, 2011 and February 21, 2012, respectively, and the related restatements of historical financial statements. We are cooperating with the investigation.

Shareholder Litigation

In 2010, shareholders filed suit in the Company’s name, nominally against the Company and against those directors in place before June 2010 and certain current and former members of management relating to the U.S. government and internal investigations disclosed in our public filings since 2007. In 2011, shareholders filed suit relating to the material weakness in the Company’s internal controls over financial reporting for income taxes that was disclosed on SEC Form 8-K on March 1, 2011, described in Item 9A of our SEC Form 10-K and the related restatement of historical financial statements. These suits name the Company as well as current and former members of management as well as our directors. We cannot predict the ultimate outcome of these claims.

Other Disputes

Our former Senior Vice President and General Counsel (the “Executive”) left the Company in June 2009. The Executive had employment agreements with us that terminated on his departure. There is currently a dispute between the Executive and us as to the amount of compensation we are obligated to pay under these employment agreements based on the Executive’s separation. This dispute has not resulted in a lawsuit being filed. It is our belief that an unfavorable outcome regarding this dispute is not probable, and as such, we have not accrued for USD 9 million, approximately CHF 8 million, of the Executive’s claimed severance and other benefits.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

13. Business Combinations

In 2011, the Company issued 4.7 million shares valued at CHF 66 million as consideration for business acquisitions. In addition, subsidiaries of the Company issued 3.1 million shares out of treasury shares valued at CHF 51 million in consideration for business acquisitions. In 2010, the Company’s subsidiaries issued 1.8 million shares out of treasury shares valued at CHF 30 million in consideration for business acquisitions. There were no shares issued in 2010.

In July 2009, the Company acquired the Oilfield Services Division (“OFS”) of TNK-BP and issued 24.3 million shares valued at CHF 490 million as the purchase consideration. The consideration agreed by the parties was contingent on the price received by the seller upon the sale of our shares. In November 2010, TNK-BP sold the remaining shares received in consideration below the guaranteed share price. In accordance with the contingent consideration arrangement we paid TNK-BP approximately CHF 47 million. In 2010, we also paid TNK-BP CHF 47 million in accordance with the working capital adjustment provisions of the OFS acquisition agreement.

14. Related Party Transactions

A subsidiary of the Company, Weatherford U.S., L.P. (“WUSLP”), performs general and administrative functions and provides oversight management services to most Weatherford entities. WUSLP personnel duties include, but are not limited to, marketing, tax, treasury, risk management, real estate, human resources, information technology, and legal services.

The Company was charged a management fee by WUSLP in consideration for these duties during 2011 and 2010. These charges included costs incurred on the Company’s behalf for executive salaries, board of director fees, financial statement audit fees, internal audit costs and investor relations costs. In addition, the Company was allocated a percentage of various other functional expenses including legal, financial reporting, tax and treasury activities.

On February 26, 2010 Weatherford International Ltd. entered into a credit agreement for a USD 100 million revolving demand note with Weatherford Capital Management Services LLC, a Hungary company, the lender. The variable interest rate was 2.9% on December 31, 2011. The outstanding balance was USD 97 million (CHF 91 million) for the year ended December 31, 2011.

On March 15, 2010, Weatherford International Ltd. entered into a credit agreement for a USD 200 million revolving demand note with Weatherford U.S., L.P., the lender. The variable interest rate was 2.9% on December 31, 2011. As of December, 31 and for the years 2010 and 2011 there was no balance outstanding under this agreement.

On November 24, 2010, Weatherford International Ltd. entered into a credit agreement for a USD 100 million revolving demand note with Weatherford International Ltd., a Bermuda company, the lender. The variable interest rate was 2.9% percent on December 31, 2011. The outstanding balance was USD 47 million (CHF 44 million) for the year ended December 31, 2011.

15. Insurance

The Company maintains insurance policies covering the property, equipment and leasehold improvements of the Weatherford Group. The value of the coverage is at replacement cost, which is in excess of the book value of Weatherford’s consolidated property, plant and equipment balance at December 31, 2011 and 2010.

16. Personnel Expenses

Consolidated personnel expenses for the Weatherford Group for the year ended December 31, 2011 was approximately CHF 3,008 million and approximately CHF 2,967 million for the year ended December 31, 2010.

17. Value Added Tax Group

The Company is part of a Group of Swiss Entities of Weatherford International Ltd. which is jointly and severally liable for the whole Swiss Value Added Tax amount due to the Swiss authorities by this group.

Weatherford International, Ltd.

Notes to Statutory Financial Statements

18. Subsequent Events

At December 31, 2011, our wholly owned subsidiary Weatherford International Ltd. Bermuda had warrants outstanding granting rights to purchase up to 8.6 million of our shares. On February 24, 2012, 4.3 million of these warrants were exercised through physical delivery of shares issued out of conditional share capital in exchange for CHF 65 million and on February 28, 2012, the remaining 4.3 million of these warrants were exercised through net share settlement resulting in the issuance of 494 thousand shares and a corresponding increase in share capital out of conditional share capital.